                                                                     EXHIBIT 8.2

                     - FORM OF TAX OPINION RE REIT STATUS -


                                             ____________ , 2000

Asset Investors Corporation
3410 South Galena Street
Suite 210
Denver, Colorado  80231

                  Re: Certain Federal Income Tax Matters

Ladies and Gentlemen:

                  We have acted as counsel to Asset Investors Corporation, a Delaware corporation ("AIC"), in connection with the merger (the "Merger") under the laws of the State of Delaware, of Commercial Assets, Inc., a Delaware corporation ("CAX"), with and into AIC, pursuant to the Agreement and Plan of Merger dated as of August 31, 1999, by and between CAX and AIC, as amended through the date hereof (the "Merger Agreement"). We have also acted as counsel to AIC in the preparation, in connection with the Merger, of the Joint Proxy Statement/Prospectus as initially filed with the Securities and Exchange Commission on October 18, 1999, which, as subsequently amended through the date hereof, is included in the Registration Statement on Form S-4, File No. 333-_____ (the "Registration Statement"). This opinion is being delivered at your request in connection with the filing of the Registration Statement.


                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, the initial and continuing accuracy of certificates containing certain factual representations and covenants of officers of AIC and CAX (the "Officers' Certificates") relating to, among other things, the actual and proposed operations of AIC and CAX and the entities in which they hold, or have held, a direct or indirect interest (collectively, the "Company"). For purposes of our opinion, we have not made an independent investigation of the facts and representations

Asset Investors Corporation
______ ___, 2000
set forth in the Officers' Certificates, the Registration Statement, or in any other document. We have, consequently, assumed and relied on your representations that the information presented in such documents (including representations as to the nature of the Company's assets and operations in prior years), or otherwise furnished to us, accurately and completely describes all material facts relevant to our opinion. We have not historically represented the Company, and representations upon which we are relying relate, in part, to periods during which we were not engaged by the Company. We have also relied upon conclusions 1., 2., and 3., and the analysis corresponding thereto, contained in the opinion of Ernst & Young LLP dated December 31, 1998, as delivered to CAX.

                  In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts. We also have assumed that the transactions related to the Merger or contemplated by the Merger Agreement will be consummated in accordance with the Merger Agreement and as described in the Registration Statement, and that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the closing of the Merger.

                  Our opinion is also based on the correctness of the following assumptions: (i) AIC, CAX, and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant partnership agreement or other organizational documents, (ii) there will be no changes in the applicable laws of the State of Delaware or of any other state under the laws of which any of the entities comprising the Company have been formed, (iii) each of the written agreements to which the Company is a party, including, without limitation, the Merger Agreement, will be implemented, construed and enforced in accordance with its terms, without regard to any parol evidence, and (iv) any representation or statement of intent as to events occurring in the future, or made on the basis of knowledge or belief, or similarly qualified, is correct and accurate without such qualification.

Asset Investors Corporation
______ ___, 2000

                  In rendering our opinion, we have considered and relied upon the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated thereunder ("Regulations"), administrative rulings and other interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions herein. In this regard, an opinion of counsel with respect to an issue represents counsel's best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position if asserted by the IRS.

                  We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.

                  Based on the foregoing, we are of the opinion that:

                  1. Commencing with the taxable year that began on January 1, 1998, AIC was organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") under the Code, and its actual method of operation from January 1, 1998 through the date of this letter has enabled, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT.

                  2. Commencing with the taxable year that began on January 1, 1998, CAX was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation from January 1, 1998 through the date of this letter has enabled, and its proposed method of operation during the remainder of the tax year that will end upon the closing of the Merger will enable it to meet the requirements for qualification and taxation as a REIT.

Asset Investors Corporation
______ ___, 2000

         We express no opinion with respect to any taxable year of AIC or CAX ended prior to 1998, or any period after the date hereof. As noted in the Registration Statement, qualification and taxation as a REIT depend upon the ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and various other qualification requirements imposed by the Code, compliance with which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of operation for any one taxable year will satisfy the requirements for qualification and taxation as a REIT under the Code.

                  Although the discussion set forth in the Registration Statement under the caption "Federal Income Taxation of Asset Investors and its Stockholders" does not purport to discuss all possible United States Federal income tax consequences of the ownership and disposition of common stock of AIC, such discussion, though general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the ownership and disposition of AIC common stock, subject to the qualifications set forth therein. The United States Federal income tax consequences of the owner ship and disposition of AIC common stock by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Taxation of Asset Investors and its Stock holders" as applied to any particular holder.


                  Other than as expressly stated above, we express no opinion on any issue relating to AIC, CAX, the Company, or any investment therein. Except as set forth herein, this opinion may not be used, circulated, quoted or relied upon for any purpose without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the caption "Federal Income Taxation of Asset Investors and its Stockholders" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any

Asset Investors Corporation
______ ___, 2000
subsequent changes in the matters stated, represented, or assumed herein, or of any subsequent changes in applicable law.


                                                     Very truly yours,